UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (date of earliest event reported):

May 14, 2015

LENNOX INTERNATIONAL INC.

(Exact name of registrant as specified in its charter)

Delaware	001-15149	42-0991521
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2140 Lake Park Blvd.

Richardson, Texas 75080

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code:

(972) 497-5000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 14, 2015, the Company held its Annual Meeting of Stockholders. During this meeting, our stockholders were asked to consider and vote upon four proposals: (1) the election of three Class II Directors to our Board of Directors to serve for a three-year term which expires at the annual meeting of stockholders in 2018; (2) the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the 2015 fiscal year; (3) an advisory vote to approve the compensation of the named executive officers; and (4) the re-approval of the Company’s 2010 Incentive Plan.

On the record date of March 20, 2015, there were 44,987,633 shares of the Company’s common stock issued and outstanding and entitled to be voted at the annual meeting. For each proposal, the results of the stockholder voting were as follows:

	Votes For	Votes Withheld	Broker Non-Votes
1. Election of director nominees to serve as Class II directors, for a term which expires at the annual meeting of stockholders in 2018
John E. Major	33,693,582	2,549,155	5,687,871
Gregory T. Swienton	35,749,704	493,033	5,687,871
Todd J. Teske	35,419,891	822,846	5,687,871

	Votes For	Votes Against	Abstain
2. Ratification of appointment of KPMG LLP as the Company’s independent registered public accounting firm for fiscal year 2015	41,720,920	109,723	99,965

	Votes For	Votes Against	Abstain	Broker Non-Votes
3. Advisory vote on the compensation of the Company’s named executive officers	34,285,207	1,840,886	116,642	5,687,873

	Votes For	Votes Against	Abstain	Broker Non-Votes
4. Re-approval of the Company’s 2010 Incentive Plan	34,144,317	1,991,987	106,432	5,687,872

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LENNOX INTERNATIONAL INC.

Date: May 14, 2015

By:	/s/ Jim Markey
Name:	Jim Markey
Title:	Assistant Secretary

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